Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Mark E. Tryniski, President & CEO Office: (315) 445-7378

Community Bank System, Inc. Appoints Dimitar Karaivanov as Executive Vice President of Financial Services and Corporate Development

SYRACUSE, N.Y. — March 29, 2021 — Community Bank System, Inc. (NYSE: CBU) (the “Company”) is pleased to announce that Dimitar Karaivanov will be joining the Company as its Executive Vice President of Financial Services and Corporate Development. Mr. Karaivanov will assume leadership responsibilities for the Company’s non-banking subsidiaries and financial services businesses and operations, including the employee benefit services and institutional trust businesses, the wealth management and investment advisory businesses, and the insurance and risk management businesses. These financial services business lines represent a significant segment of the Company’s performance, accounting for approximately 25% of consolidated operating earnings. In addition, Mr. Karaivanov will have oversight of the company’s corporate development efforts, to include both the bank and financial services businesses. Mr. Karaivanov’s appointment will be effective June 4, 2021. He has over 15 years of experience as an investment banker for banks, other financial institutions and fintech companies, and is uniquely qualified to assume this important role.

Mr. Karaivanov joins the Company from Lazard Middle Market, where he served as a Managing Director and member of the Financial Institutions Group since June 2018. Prior to Lazard, he spent more than a dozen years in investment banking at a number of leading financial services firms after he began his career in public accounting.

Mark E. Tryniski, the Company’s President and Chief Executive Officer, said, “We are delighted to have Dimitar join our executive management team. I have known and worked with him for the past fifteen years and he is one the most strategic and astute financial thinkers I have ever worked with. He brings tremendous banking and financial services experience and expertise to Community Bank System. In addition, he brings a detailed understanding of the Company’s strategy, business, culture, and people, which he has acquired by serving as our primary financial advisor over the last decade. He is the right person to lead our financial services businesses and will bring tremendous knowledge and experience to our merger and acquisition strategy, which continues to be an important element of our overall strategic objectives.”

Mr. Karaivanov said, “I am excited to start this next chapter of my career with Community Bank System. I have had the privilege of working closely with Mark, the Board of Directors and the entire management team for years and look forward to contributing to the company’s continued growth and success.”

Community Bank System, Inc. operates more than 230 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts through its banking subsidiary, Community Bank, N.A. With assets of over $13.9 billion, the DeWitt, N.Y. headquartered company is among the country’s 125 largest banking institutions. In addition to a full range of retail, business, and municipal banking services, the Company offers comprehensive financial planning, insurance and wealth management services through its Community Bank Wealth Management Group and OneGroup NY, Inc. operating units. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration and actuarial consulting services to customers on a national scale. Community Bank System, Inc. is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or https://ir.communitybanksystem.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from CBU’s expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. These statements are based on the current beliefs and expectations of CBU’s management and CBU does not assume any duty to update forward-looking statements.